Exhibit 4.3

AMENDMENT TO COMMON STOCK PURCHASE WARRANT

(ADDITIONAL WARRANT)

                    THIS AMENDMENT TO COMMON STOCK PURCHASE WARRANT (ADDITIONAL WARRANT) (the "Amendment") is entered into as of the 14th day of June, 2004 (the "Effective Date"), by and between VitalStream Holdings, Inc., a Nevada corporation (the "Company") and _______________ (the "Warrant Holder"). Each of the Company and the Warrant Holder are individually referred to herein as a "Party" and collectively as the "Parties." Capitalized terms not expressly defined herein shall have the meaning set forth in the Warrant (as such term is defined below).

RECITALS

          WHEREAS the Company granted the Warrant Holder a warrant to purchase _______ shares of common stock of the Company pursuant to the terms of that certain Common Stock Purchase Warrant (Additional Warrant) dated as of September 30, 2003, Certificate No. ____ (the "Warrant"); and

          WHEREAS, the Parties desire to amend the Warrant as set forth herein.

AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

          1. Amendment. Section 2A and Section 2B of the Warrant are hereby deleted in their entirety.

          2. Continuing Enforceability. Other than as specifically set forth in this Amendment, the Warrant shall remain unaffected by this Amendment, and the Warrant shall continue in full force and effect, subject to the terms and conditions thereof.

          3. Further Assurances. Each of the Parties shall execute any and all further documents, agreements and instruments, and take all further actions which may be required or desirable under applicable law, or which the other Party may, in its reasonable discretion, request in order to effectuate the transactions contemplated by this Amendment.

          4. Facsimile Signature and Counterparts. This Amendment may be executed by facsimile signature and in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same instrument.

[Signature Page Follows]

          IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to Common Stock Purchase Warrant (Additional Warrant) as of the Effective Date.

COMPANY: VitalStream Holdings, Inc. By: _______________________________ Name: _____________________________ Title: ______________________________	WARRANT HOLDER: ___________________________________ Print Name By: _______________________________ Name: ____________________________ Title: _____________________________